Exhibit 5.1

2049 Century Park East, Suite 2900, Los Angeles, California 90067    •  310.556.1801

July 1, 2020

Board of Directors

NuZee, Inc.
1700 Capital Avenue, Suite 100

Plano, Texas 75074

Re:NuZee, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to NuZee, Inc., a Nevada corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offering of up to 4,959,999 shares of common stock, par value $0.00001 per share, of the Company (the “Shares”), all of which Shares are issuable pursuant to either the NuZee, Inc. 2013 Stock Incentive Plan (the “2013 Plan”) or the NuZee, Inc. 2019 Stock Incentive Plan (the “2019 Plan” and, collectively with the 2013 Plan, the “Plans”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to the authentic original documents of all documents submitted to us as copies (including telecopies). We have also assumed that the Company has sufficient unissued and unreserved shares of common stock (or will validly amend the Company’s Articles of Incorporation, as amended, to authorize a sufficient number of shares of common stock prior to the issuance thereof) available for issuance as provided in the Registration Statement and any related amendment thereto or prospectus supplement. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based, as to matters of law, solely on Chapter 78 of the Nevada Revised Statutes, as amended (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to, and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the 2013 Plan or the 2019 Plan, as the case may be, and the instruments executed pursuant to such Plan, and (iii) receipt by the Company of the consideration, if any, for the Shares specified in the applicable resolutions of the Board of Directors or a duly authorized committee

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Polsinelli PC, Polsinelli LLP in California

NuZee, Inc.

July 1, 2020

thereof, the 2013 Plan or the 2019 Plan, as the case may be, and any underlying award agreements or letters, the Shares will be validly issued, fully paid, and nonassessable.

This opinion has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Polsinelli PC

POLSINELLI PC